SHAREHOLDER RESPONSE SUMMARY REPORT                 Page: 1

                             STRATEGIST FUND GROUP
                        STRATEGIST BALANCED FUND  (007)
                             Tuesday, May 09, 2000

                                           % of Outstanding         % of Shares
                        No. of Shares            Shares               Voted



  1. Approve the Agreement and Plan of Reorganization between the Strategist Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.

       Affirmative            56,539.596        74.301%            100.000%
       Against                     0.000         0.000%              0.000%
       Abstain                     0.000         0.000%              0.000%

       Total                  56,539.596        74.301%            100.000%




                     SHAREHOLDER RESPONSE SUMMARY REPORT         Page: 2

                            STRATEGIST FUND GROUP
                       STRATEGIST BALANCED FUND  (007)
                            Tuesday, May 09, 2000

                                      % of Outstanding           % of Shares
                    No. of Shares          Shares                   Voted



** Fund Totals:         Shares


Record Total         76,095.065


Voted Shares         56,539.596

Percent Voted           74.301%




                SHAREHOLDER RESPONSE SUMMARY REPORT          Page: 1

                       STRATEGIST FUND GROUP
                   STRATEGIST EQUITY FUND  (003)
                       Tuesday, May 09, 2000

                                   % of Outstanding       % of Shares
                  No. of Shares          Shares              Voted



1.Approve the Agreement and Plan of Reorganization between the Strategist
  Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP
  Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.



  Affirmative        31,088.339          82.116%          100.000%
  Against                 0.000           0.000%            0.000%
  Abstain                 0.000           0.000%            0.000%

  Total              31,088.339          82.116%          100.000%


             SHAREHOLDER RESPONSE SUMMARY REPORT                    Page: 2

                    STRATEGIST FUND GROUP
                STRATEGIST EQUITY FUND  (003)
                    Tuesday, May 09, 2000

                                    % of Outstanding     % of Shares
                   No. of Shares         Shares             Voted



** Fund Totals:          Shares


Record Total         37,858.908


Voted Shares         31,088.339


Percent Voted           82.116%



           SHAREHOLDER RESPONSE SUMMARY REPORT                    Page: 1

                  STRATEGIST FUND GROUP
             STRATEGIST EQUITY INCOME FUND  (043)
                  Tuesday, May 09, 2000

                                    % of Outstanding         % of Shares
                  No. of Shares            Shares               Voted



1.Approve the Agreement and Plan of Reorganization between the Strategist
  Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP
  Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.



  Affirmative        89,877.009           87.460%               100.000%
  Against                 0.000            0.000%                 0.000%
  Abstain                 0.000            0.000%                 0.000%

  Total              89,877.009           87.460%               100.000%




         SHAREHOLDER RESPONSE SUMMARY REPORT                       Page: 2

                STRATEGIST FUND GROUP
        STRATEGIST EQUITY INCOME FUND  (043)
                Tuesday, May 09, 2000

                                      % of Outstanding        % of Shares
                No. of Shares                   Shares              Voted



** Fund Totals:         Shares


Record Total       102,763.364


Voted Shares        89,877.009


Percent Voted          87.460%




            SHAREHOLDER RESPONSE SUMMARY REPORT               Page: 1

                   STRATEGIST FUND GROUP
            STRATEGIST TOTAL RETURN FUND  (026)
                   Tuesday, May 09, 2000

                                   % of Outstanding            % of Shares
             No. of Shares                   Shares                  Voted



1.Approve the Agreement and Plan of Reorganization between the Strategist
  Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP
  Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.

  Affirmative         59,599.163           87.061%               100.000%
  Against                  0.000            0.000%                 0.000%
  Abstain                  0.000            0.000%                 0.000%

  Total               59,599.163           87.061%               100.000%




         SHAREHOLDER RESPONSE SUMMARY REPORT                    Page: 2

                STRATEGIST FUND GROUP
         STRATEGIST TOTAL RETURN FUND  (026)
                Tuesday, May 09, 2000

                                 % of Outstanding              % of Shares
              No. of Shares          Shares                      Voted



** Fund Totals:         Shares


Record Total         68,456.876


Voted Shares         59,599.163

Percent Voted           87.061%